                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                           Melamine Chemicals, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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


                            MELAMINE CHEMICALS, INC.
                             39041 HIGHWAY 18 WEST
                        DONALDSONVILLE, LOUISIANA  70346

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF MELAMINE CHEMICALS, INC.:

    The Annual Meeting of Stockholders of Melamine Chemicals, Inc. will be held at the Riverside House, 39209 Highway 18 West, Donaldsonville, Louisiana on Tuesday, November 12, 1996 at 1:00 p.m., for the following purposes:

    (i) to elect three directors to serve a three-year term of office expiring at the 1999 annual meeting of stockholders;

    (ii)  to approve the 1996 Long-Term Incentive Plan;

    (iii) to ratify the appointment of KPMG Peat Marwick LLP, certified public accountants, as independent auditors for the Company for the fiscal year ending June 30, 1997;

    (iv) to transact such other business as may properly come before the meeting or any adjournment thereof.

    Only stockholders of record at the close of business on September 27, 1996 are entitled to notice of and to vote at the Annual Meeting.

    All stockholders are cordially invited to attend the meeting in person. However, if you are unable to attend in person and wish to have your stock voted, PLEASE FILL IN, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. Your proxy may be revoked by appropriate notice to the Secretary of Melamine Chemicals, Inc. at any time prior to the voting thereof.




                                        BY ORDER OF THE BOARD OF DIRECTORS



                                           /s/ L. R. McMILLAN, II
                                               L. R. McMillan, II
                                                    Secretary

Donaldsonville, Louisiana
October 4, 1996

                            MELAMINE CHEMICALS, INC.
                             39041 HIGHWAY 18 WEST
                        DONALDSONVILLE, LOUISIANA 70346

                                PROXY STATEMENT



    This Proxy Statement is furnished to stockholders of Melamine Chemicals, Inc. (the "Company") in connection with the solicitation on behalf of the Board of Directors of proxies for use at the Annual Meeting of Stockholders of the Company to be held on Tuesday, November 12, 1996 at 1:00 p.m., at the Riverside House, 39209 Highway 18 West, Donaldsonville, Louisiana.

    Only holders of record of common stock of the Company (the "Common Stock") at the close of business on September 27, 1996 are entitled to notice of and to vote at the meeting. On that date, the Company had outstanding 5,455,300 shares of Common Stock, each of which is entitled to one vote.

    The enclosed proxy may be revoked by the stockholder at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. The proxy will be deemed revoked if the stockholder is present at the Annual Meeting and elects to vote in person.

    The cost of soliciting proxies in the enclosed form will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegraph; and banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding proxy materials to their principals.

               SECURITY HOLDINGS OF DIRECTORS, EXECUTIVE OFFICERS
                         AND CERTAIN BENEFICIAL OWNERS

    The following table sets forth certain information as of August 31, 1996 concerning the beneficial ownership of the Company's Common Stock by each director, each named executive officer and other persons known to own beneficially more than five percent of the Company's Common Stock. Unless otherwise noted, all shares shown as beneficially owned are held with sole voting and investment power.

                                                   Amount           Percent
                                                 Beneficially          of
             Name and Address                      Owned             Class
             ----------------                   -------------       -------
Ashland Inc.                                     1,275,000(1)         23.4%
  5200 Blazer Parkway
  Dublin, OH 43017
First Mississippi Corporation                    1,275,000            23.4%
  700 North Street
  Jackson, MS  39215-1249
The Killen Group, Inc.                             406,900(2)          7.4%
  1189 Lancaster Avenue
  Berwyn, PA  19312
Dimensional Fund Advisors, Inc.                    366,600(3)          6.7%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA  90401
James W. Crook                                     105,000(4)          1.9%
David J. D'Antoni                                   11,370(5)           (6)
Charles M. McAuley                                     200              (6)
Scotty B. Patrick                                   21,000              (6)
Nick H. Prater                                       1,000              (6)
Daniel D. Reneau                                       124(7)           (6)
R. Michael Summerford                                  200              (6)
Frederic R. Huber                                   95,985(8)          1.7%
Wayne D. DeLeo                                      61,285(9)          1.1%
Martin F. Lapari                                    47,686(10)          (6)
William A. Sorensen                                 12,667(11)          (6)
All directors and executive officers as a group    356,517(12)         6.2%

- --------------------------

(1) As reported on Schedule 13G dated September 30, 1993 and filed with the Securities and Exchange Commission.
(2) As reported on Schedule 13G dated February 14, 1996 and filed with the Securities and Exchange Commission. Sole voting power is held only with respect to 129,500 of such shares.
(3) As reported on Amendment No. 4 to Schedule 13G dated February 7, 1996 and filed with the Securities and Exchange Commission. Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 366,600 shares, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of such shares. Sole voting power is held only with respect of 236,600 of such shares.
(4) Includes 90,000 shares which Mr. Crook has immediately exercisable options to purchase. Does not include 1,275,000 shares held by First Mississippi Corporation with respect to which Mr. Crook shares voting and investment power as a member of the First Mississippi Corporation Board of Directors.
(5)  Includes 10,870 shares owned by Mr. D'Antoni's wife and son.
(6)  Less than 1%.
(7)  Includes 24 shares owned by Mr. Reneau's son.
(8) Includes 800 shares owned by Mr. Huber's wife, children and mother-in-law and 75,000 shares which Mr. Huber has immediately exercisable options to purchase.
(9) Includes 40,833 shares which Mr. DeLeo has immediately exercisable options to purchase.
(10) Includes 400 shares owned by Mr. Lapari's wife and 35,833 shares which Mr. Lapari has immediately exercisable options to purchase.
(11) Includes 11,667 shares which Mr. Sorensen has immediately exercisable options to purchase.
(12) Includes 253,333 shares that executive officers have immediately exercisable options to purchase.


                             ELECTION OF DIRECTORS

    The Company's Certificate of Incorporation and By-laws divide the Board of Directors into three classes serving three-year staggered terms. The Company's By-laws authorize the Board of Directors to fix the size of the Board, and until fixed otherwise by the Board, the By-laws have set the number of directors at seven. The term of office of one class of three directors expires at the Annual Meeting. A second class of two directors will serve until the 1997 annual meeting and a third class of two directors will serve until the 1998 annual meeting. James W. Crook, Charles M. McAuley and Scotty B. Patrick, the directors whose terms are expiring, have been nominated by the Board of Directors for re-election and will stand for re-election at the Annual Meeting for a three-year term of office expiring at the 1999 annual meeting and until their successors are duly elected and qualified. Accordingly, proxies cannot be voted for more than three persons.

    Unless authority to vote for the election of directors is withheld, all shares represented by the enclosed form of proxy will be voted in favor of the election of each of the three nominees listed below. Under the Company's By-laws, directors are elected by plurality vote. The Company is informed that Messrs. Crook, McAuley and Patrick are willing to serve if re-elected, although Mr. Crook has advised the Company that if elected, he expects to retire prior to the expiration of the three-year term. If any nominee should decline or become unable to serve for any reason, votes represented by the enclosed proxy will be cast instead for a substitute nominee designated by the Board of Directors, or, if none is designated, votes will be cast according to the judgment of the person or persons voting the proxy. Under the Company's by-laws, a shareholder may nominate one or more persons for election as directors only if written notice of such shareholders' intent to make such nomination, together with certain other information, is received at the Company's principal executive offices not later than the 10th day following the day on which the notice of the Annual Meeting, included with this proxy statement, is mailed to stockholders.

    The following table sets forth certain information as of August 31, 1996 regarding the continuing directors and the nominees for election as directors of the Company. Unless otherwise indicated, each director has been engaged in the principal occupation shown for more than the past five years.

NOMINEES FOR RE-ELECTION:

                                                                    Nominated for
     Name, Age, Principal Occupation and              Director           Term
 Directorships in Other Public Corporations            Since           Expiring
 ------------------------------------------          ---------       -----------
James W. Crook, 66                                      1972             1999
    Chairman of the Board of the Company;
    Director, First Mississippi Corporation

Charles M. McAuley, 62                                  1979             1999
    Retired Corporate Executive(1)

Scotty B. Patrick, 61                                   1968             1999
    Group Vice President, Petrochemical and
    Technical, Ashland Chemical Company

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED ABOVE.

     Name, Age, Principal Occupation and              Director       Serving Term
 Directorships in Other Public Corporations            Since           Expiring
 ------------------------------------------          ---------       ------------
CONTINUING DIRECTORS:

Nilon H. Prater, 67                                     1991             1997
    Retired Corporate Executive;
    Director, Calgon Carbon Corporation;
    Director, Harsco Corporation;
    Director, Koppers Industries, Inc.

Daniel D. Reneau, 56                                    1987             1997
    President, Louisiana Tech University

David J. D'Antoni, 51                                   1992             1998
    President, Ashland Chemical Company and
    Senior Vice President, Ashland Inc.
    Director, State Auto Financial Corporation

     Name, Age, Principal Occupation and               Director      Serving Term
 Directorships in Other Public Corporations             Since          Expiring
 ------------------------------------------           ---------      ------------
R. Michael Summerford, 47                                1983            1998
    Vice President & Chief Financial Officer,
    First Mississippi Corporation;
    Director, Getchell Gold Corporation

- ----------------

(1) From 1985 to March 1992, Mr. McAuley served as Group Vice President of First Mississippi Corporation. From April 1992 to August 1994, Mr. McAuley served as President, Chief Executive Officer and a Director of FirstMiss Gold Inc.

     During the fiscal year ended June 30, 1996, the Board of Directors held four meetings. All of the directors attended 75% or more of the aggregate number of meetings of the Board of Directors and committees of which they were members.

     The Board of Directors has no nominating committee. The Board has an Audit Committee on which Messrs. Patrick, Prater and McAuley serve. The Audit Committee has general responsibility for meeting from time to time with representatives of the Company's independent public accountants in order to obtain an assessment of the financial position and results of operations of the Company and report to the Board with respect thereto. The Committee met two times during fiscal year 1996. The Board also has a Personnel and Compensation Committee (the "Compensation Committee") on which Messrs. Prater, Summerford and Reneau serve. The Compensation Committee has given general responsibility for the administration of certain of the Company's employee benefit plans and of the Company's compensation structure. The Compensation Committee met two times during fiscal year 1996. The Long-Term Incentive Plan Committee, on which Messrs. Reneau and Prater serve, administers the Long-Term Incentive Plan and determines the type, size and recipients of awards granted thereunder. This committee met once during fiscal year 1996.

COMPENSATION OF DIRECTORS

     During the period July 1, 1995 through January 31, 1996, non-employee directors were compensated for their services at the rate of $600 per month and received $600 per day for attendance at board and committee meetings.
Effective February 1, 1996, non-employee directors are compensated for their services at the rate of $800 per month and receives $800 per day for attendance at board and committee meetings. The Chairman of each committee receives an additional $100 per meeting. Messrs. D'Antoni and Patrick have waived their right to receive directors' fees. Directors are reimbursed for travel expenses to and from meetings upon request. No fees are paid for informal meetings or meetings held by telephone conference call. The Company furnishes each director with $50,000 in accidental death and dismemberment insurance protection at an annual premium cost of approximately $28 per director.

                EXECUTIVE COMPENSATION AND CERTAIN TRANSACTIONS
                                WITH MANAGEMENT

COMPENSATION COMMITTEE AND LONG-TERM INCENTIVE PLAN COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Policies and Programs

    The Company seeks to attract and retain executive officers who, in the judgment of the Board of Directors, possess the skill, experience and motivation to contribute significantly to the long-term success of the Company and enhance value for the Company's shareholders. These committees follow an executive officer compensation policy designed to compensate the Company's executive officers with both cash and equity-based compensation in a program that takes into account both individual performance and contribution to corporate results.

    The compensation policies followed by these committees involve three components--base salary, annual incentive and long-term incentive compensation. Base salary compensation is determined by the impact the executive has on the Company, the skills and experience the executive brings to the job, competition in the marketplace for those skills and the potential of the executive in the job. The Compensation Committee reviews and approves base salary annually based on the executive's performance in comparison to the Board's and the Chief Executive Officer's expectations.

    Annual incentive compensation is based on corporate net earnings and individual performance and is paid through the Company's Annual Incentive Award Plan. The payment to the executive is generally based on a return on equity formula and the Compensation Committee's evaluation of the executive's overall performance during the year. If the Company does not have net earnings, the executives are not eligible for any payments under the Annual Incentive Award Plan. Payments under the Annual Incentive Award Plan are made over a three-year period. The Plan is reviewed annually to determine if changes and modifications are needed.

    Long-term incentive compensation generally consists of stock options awarded by the Long-Term Incentive Plan Committee. The size of a stock option award is based primarily on the executive's potential to contribute to the long- term growth of the Company. The value of the option once it vests (generally over a three-year period) depends upon the Company's performance as evidenced by the price appreciation of its Common Stock at the time the option is exercised. The long-term incentive compensation is designed to provide significant financial rewards to the executives when shareholder value is added. The long-term incentive compensation also attempts to align more closely the executive's interests with those of the Company's shareholders.

Chief Executive Officer Compensation in 1996

    At its February 13, 1996 meeting, the Compensation Committee reviewed Mr. Huber's performance as Chief Executive Officer of the Company during the prior year. The Compensation Committee noted that the Company's operating results continued to show improvements as compared to the prior periods.

The Compensation Committee felt that Mr. Huber's performance contributed significantly to those improvements and decided to increase his base salary from $187,980 to $203,000.

    The Long-Term Incentive Plan Committee granted Mr. Huber an option to purchase 15,000 shares of Common Stock at $8.75 per share (the market price at the date of grant) to compensate Mr. Huber for the part he was expected to play in the improvement of the Company's performance and in creating shareholder value in the future. Based on the Company's return on equity for fiscal 1996 and the Compensation Committee's evaluation of Mr. Huber's performance during fiscal 1996, the Compensation Committee at its August 13, 1996 meeting, awarded him incentive compensation totaling $71,050. Of this amount, $23,683 was paid to Mr. Huber on August 14, 1996, and the remainder will be paid out over the next two years in equal installments.

Section 162(m)

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the Company's tax deduction to $1 million for compensation paid to the most highly paid executive officers in a single year. An exception to the $1 million limit is provided for "performance-based compensation" that meets certain requirements including stockholder approval. The 1996 Long-Term Incentive Plan has been structured such that grants of options under the Plan will qualify as "performance based compensation" and be excluded in calculating the $1 million limit under Section 162(m).


PERSONNEL AND COMPENSATION COMMITTEE:              LONG-TERM INCENTIVE PLAN COMMITTEE:
  Nick H. Prater          Daniel D. Reneau         Nick H. Prater       Daniel D. Reneau
  R. Michael Summerford

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Crook is a member of the Board of Directors of First Mississippi Corporation, and Mr. Summerford, who serves on the Compensation Committee, is an executive officer of First Mississippi Corporation.


SUMMARY OF EXECUTIVE COMPENSATION

     Set forth on the next page is information on the compensation of the Company's Chief Executive Officer and each other executive officer who received compensation totaling $100,000 or more for services rendered during the most recently completed fiscal year.

                           SUMMARY COMPENSATION TABLE

                                              Annual Compensation                         Long-term Compensation
                                 ----------------------------------------------      ---------------------------------
  Name and Principal             Fiscal                            Other Annual       Options       All Other
       Position                   Year      Salary        Bonus    Compensation      Awards (#)    Compensation(3) ($)
- -------------------              ------   ----------      -----    ------------      ---------------------------------
Frederic R. Huber                 1996    $  191,735     $71,050(1)     (2)             15,000        $7,669
  President & Chief               1995       179,907      86,394        (2)             15,000         7,196
  Executive Officer               1994       162,750           0        (2)             15,000         6,510

Wayne D. DeLeo                    1996    $  120,185     $44,100(1)     (2)             10,000        $4,635
  Vice President &                1995       109,859      28,547        (2)              7,500         4,233
  Chief Financial Officer         1994        90,000           0        (2)              7,500         3,600

Martin F. Lapari                  1996    $  114,841     $42,140(1)     (2)             10,000        $4,429
  Vice President of               1995       104,976      27,277        (2)              7,500         4,045
  Manufacturing &                 1994        86,000           0        (2)              7,500         3,440
  Engineering

William A. Sorensen               1996    $  100,372     $37,100(1)     (2)              5,000        $4,015
  Vice President of               1995        95,457      20,684        (2)                  0         1,935
  Sales and Marketing             1994        45,000(4)        0        (2)             15,000             0

_____________
(1) One-third paid in August 1996. The remaining portion will be paid in equal installments in fiscal 1997 and 1998.
(2) Less than 10% of the total annual salary and bonus reported.
(3) Amount represents Company's matching contribution to the 401(k) retirement plan.
(4) Mr. Sorensen joined the Company as Vice President of Sales and Marketing on January 1, 1994.


STOCK OPTIONS

     Set forth below is information on stock options granted in fiscal 1996:

                       OPTION GRANTS IN LAST FISCAL YEAR

                          Individual Grants
- --------------------------------------------------------------------------------
                       Number of                                                   Potential Realizable Value at Assumed
                       Securities    Percent of Total                                   Annual Rates of Stock Price
                       Underlying   Options Granted to   Exercise                      Appreciation for Option Term
                        Options       Employees in        Price       Expiration   -------------------------------------
        Name           Granted(1)       Fiscal Year      ($/Share)       Date              5% ($)              10% ($)
- --------------------   ----------   ------------------   ---------    ----------   -------------------------------------
Frederic R. Huber        15,000          21.16%           $8.75         8/2/05          $82,542              $209,178
Wayne D. DeLeo           10,000          14.10%            8.75         8/2/05           55,028               139,452
Martin F. Lapari         10,000          14.10%            8.75         8/2/05           55,028               139,452
William A. Sorensen       5,000           7.05%            8.75         8/2/05           27,514                69,726

(1) The options become exercisable in three equal annual increments beginning one year after granted and are terminated in exchange for their cash value in the event of a change of control of the Company.

     Set forth below is information on the options exercised in fiscal 1996 and the fiscal year end value of unexercised options to purchase Common Stock held by the named executives:

                           AGGREGATE OPTION EXERCISES
              LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
- --------------------------------------------------------------------------------

                                                            Number of             Value of Unexercised
                                           Value       Unexercised Options        in-the-money Options
                       Shares Acquired    Realized    at Fiscal Year-End (#)     at Fiscal Year-End ($)
       Name            on Exercise (#)      ($)     Exercisable/Unexercisable   Exercisable/Unexercisable
- -----------------      ---------------   ---------  -------------------------   -------------------------
Frederic R. Huber             0              0            60,000/30,000              $182,500/$41,250
Wayne D. DeLeo                0              0            32,500/17,500                65,312/21,563
Martin F. Lapari            5,000         $20,625         27,500/17,500                23,437/21,563
William A. Sorensen           0              0            10,000/10,000                28,750/16,250

PERFORMANCE GRAPH

    The graph below compares the cumulative total shareholder return on the Company's Common Stock for the last five fiscal years with the CRSP Total Return Index for the NASDAQ Stock Market (US Companies) and an index composed of a group of peer issuers. The members of the peer group were selected by the Company based upon size and type of business. The peer group includes the following companies: Kinark Corporation, High Plains Corporation and Detrex Corporation.

                     Comparison of Cumulative Total Return
        Assumes initial investment of $100 and reinvestment of Dividends


                                   [GRAPH]


                        1991   1992      1993      1994      1995      1996
                        -----------------------------------------------------
Melamine Chemicals      100     48.78     53.91     63.22     92.42     93.71
Nasdaq US               100    120.13    151.08    152.52    203.59    261.37
Peer Group              100    119.66    116.94    137.76    133.5      98.06

COMPENSATION PURSUANT TO PLANS

Retirement Plans

    The Company funds a qualified defined benefit retirement plan and related trust (the "Retirement Plan") covering all employees of the Company who have completed six months of employment and worked at least 1,000 hours. An employee becomes fully vested after five years. Retirement Plan benefits are based on the participant's highest average base monthly compensation for any successive five-year period preceding retirement or termination of employment and are not subject to reduction for Social Security benefits. Retirement income payable to a participant is equal to the sum of 1.4% of that portion of highest average base monthly compensation that is not in excess of $600, plus 1.8% of his or her highest average base monthly compensation in excess of $600, multiplied by years of service.

    A participant may select one of five alternative payment options under the Retirement Plan, including the Ten Years Certain and Life Option, the Life Option, the Joint Annuitant Option, the Joint and 66 2/3% Survivor Option or the lump- sum distribution. Except for lump sum distribution, each of these options allows for the payment of benefits to the participant's dependents upon the participant's death. Each payment option has the same actuarial value at commencement, but monthly payments vary according to the alternative selected. The benefit formula notwithstanding, the annual retirement benefit cannot exceed the maximum benefit allowed under Section 415(b) of the Internal Revenue Code. For 1996, the maximum annual benefit is $120,000.

    In fiscal 1995, the Company adopted a Supplemental Retirement Plan (SRP) to supplement the retirement plan benefits limited under federal law. The supplement consists of an amount equal to the excess of the participant's benefits calculated under the Retirement Plan over the maximum benefit permitted by law. The Compensation Committee approves all employees covered under the SRP. Mr. Huber is the only employee currently covered by the SRP.

    The following table reflects annual retirement benefits that a participant with the years of service and the compensation levels indicated below can expect to receive under the Retirement Plan and, in the case of Mr. Huber, the Supplemental Retirement Plan upon retirement at age 65. The table assumes that benefits are paid pursuant to the Ten Years Certain and Life Option. As of June 30, 1996, Messrs. Huber, DeLeo, Lapari and Sorensen had 4, 8, 13 and 2 years of credited service, respectively.



                                    Years of Service
                   -------------------------------------------------------
  Earnings           10           15          20          25          30
  --------         ------       ------      ------      ------      ------
  $100,000        $17,212      $26,568     $35,424     $44,280     $53,136
   125,000         22,212       33,318      44,424      55,530      66,636
   150,000         26,712       40,068      53,424      66,780      80,136
   175,000         31,212       46,818      62,424      78,030      93,636
   200,000         35,712       53,568      71,424      89,280     107,136

Change of Control Severance Agreements

    The Company has entered into agreements with Messrs. Huber, DeLeo, Lapari, and Sorensen providing for severance benefits if the officer's employment is terminated for the reasons described below during a two-year period following a change in control of the Company. The severance benefit is equal to the sum of
(i) two times the sum of his annual salary and bonus; (ii) any accrued and unpaid or deferred benefits, including accrued salary, vacation pay and accrued bonus, and (iii) the actuarial difference between the amount he would receive under the Retirement Plan if he were employed for the two-year period following termination and the amount paid or payable thereunder. The agreement also provides for the continued provision of benefits under the Company's welfare benefit plans, practices, policies and programs.

    Such severance benefits are payable upon termination of employment by the Company other than for disability or cause or by Messrs. Huber and DeLeo for any reason. Such severance benefits are payable to Messrs. Lapari and Sorensen upon termination of employment by the Company other than for disability or cause, as defined therein, or by the officer for good reason, as defined therein. In no event, however, may severance benefits payable under such agreement exceed the amount allowable to the Company as a deduction for federal tax purposes under applicable law.

    The agreement also provides for the continued employment of Mr. Huber for a period of two years following a change in control on terms at least as favorable as those applicable for the 120-day period immediately preceding the change in control and at an annual base salary at least equal to twelve times the highest monthly base salary paid to him in the preceding five years.

CERTAIN TRANSACTIONS

    Furnished below is information regarding certain transactions in which executive officers, directors and principal stockholders of the Company had an interest during the fiscal year ended June 30, 1996.

    Prior to its initial public offering in 1987, the Company was operated as a joint venture between First Mississippi Corporation ("First Mississippi") and Ashland Inc. ("Ashland"). As participants in a joint venture, Ashland and First Mississippi negotiated the terms of many significant contracts to which the Company is a party. Certain of those contracts were with Ashland and First Mississippi, and although the Company did not negotiate such contracts at arm's- length, the Company believes that its current commercial relationships with Ashland and First Mississippi are, and all future transactions between the Company and its officers, directors and principal stockholders or any of their affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties. Such future transactions will be approved by a majority of the outside directors.

    Feedstock Supply Agreement. The Company obtains all of its raw materials (urea and anhydrous ammonia) from First Mississippi and Mississippi Chemical Corporation ("Mississippi Chemical"), an unrelated party, out of the production of Triad Chemical, a joint venture between First Mississippi and Mississippi Chemical. First Mississippi previously provided all of the Company's urea and anhydrous ammonia under a feedstock supply agreement. In July 1988, the Company agreed to an assignment in which one-half of First Mississippi's obligation under the feedstock supply agreement was assigned to

Mississippi Chemical. In this connection, First Mississippi executed a stand-by agreement pursuant to which it agreed to supply urea and anhydrous ammonia to the Company to the extent of the assignment if Mississippi Chemical wrongfully ceased to make deliveries. The prices paid by the Company for urea and anhydrous ammonia relate to their market prices. In the last fiscal year, the Company paid First Mississippi approximately $11.6 million for urea and anhydrous ammonia.

    Payments to Triad for Certain Goods and Services. The Company obtains certain utilities and services from Triad Chemical including clarified water, demineralized water and certain of its steam and air. In addition, the Company has agreed to share the expenses of certain basic services required for the operation of the Company's and Triad's facilities including, among others, a guard force, telephone equipment, road maintenance and shared legal costs. The Company's payment for services provided under the agreement is based on the actual cost of such services plus an overhead fee of 25%. The agreement may be terminated by either party without cause upon one year's notice or the shutdown of either Triad's or the Company 's facilities. Payments for such services to Triad in fiscal year 1996 were approximately $266,000.

                            PROPOSAL TO APPROVE THE
                         1996 LONG-TERM INCENTIVE PLAN

GENERAL

   The Board of Directors of the Company believes that the growth of the Company depends significantly upon the efforts of its officers and key employees and that such individuals are best motivated to put forth maximum effort on behalf of the Company if they own an equity interest in the Company. In accordance with this philosophy, the Board of Directors has adopted the 1996 Long-Term Incentive Plan (the "Plan") and has directed that it be submitted for approval by the stockholders at the Annual Meeting.

   Officers and other key employees of the Company will be eligible to receive awards ("Incentives") under the Plan when designated by the Long-Term Incentive Plan Committee of the Board of Directors (the "Committee"). With respect to participants not subject to Section 162(m) of the Code, the Committee may delegate its authority to grant Incentives under the Plan to appropriate personnel of the Company. There are 5 officers and 31 key employees of the Company and its subsidiaries who may be expected to participate in the Plan. Incentives under the Plan may be granted to officers and employees in any one or a combination of the following forms: (i) incentive and non-qualified stock options; (ii) stock appreciation rights; (iii) restricted stock; (iv) performance shares, (v) stock awards; and (vi) cash awards.

   In addition, directors of the Company who are not employees of the Company ("Outside Directors") will automatically be granted non-qualified stock options on an annual basis. There are currently six Outside Directors; however, Messrs. D'Antoni and Patrick have waived their rights to receive options under the Plan.

PURPOSES OF THE PROPOSAL

   The Board of Directors is committed to creating and maintaining a compensation system based to a significant extent on grants of equity-based incentive awards. Only 43,100 shares of Common Stock remain available for issuance under the Company's Amended and Restated Long-Term Incentive Compensation Plan adopted in 1987 (the "1987 Plan"). The Committee generally makes its annual grant of Incentives in August and the Committee anticipates that the number of shares that remain available under the 1987 Plan will not be sufficient to accommodate the 1997 grants. The Board of Directors believes that approval of the Plan will allow the Company to continue to provide members of management and key personnel with a proprietary interest in the growth and performance of the Company.


TERMS OF THE PLAN

SHARES ISSUABLE THROUGH THE PLAN

    The total number of shares of Common Stock with respect to which Incentives may be granted under the Plan is limited to 350,000 shares. There are currently 451,600 shares subject to outstanding options granted under the 1987 Plan to officers and employees. Incentives with respect to no more than 35,000 shares may be granted to a single participant in one calendar year.

    Shares of Common Stock subject to Incentives that are canceled, terminated or forfeited, or shares of Common Stock that are issued as Incentives and forfeited or reacquired by the Company, will again be available for issuance under the Plan. A deduction from the shares issuable under the 1996 Plan will not be made with respect to Incentives, such as stock appreciation rights or performance shares, that are paid in cash rather than stock. Additional rules for determining the number of shares granted under the Plan may be made by the Committee as deemed necessary.

    Proportionate adjustments will be made to the number of shares of Common Stock subject to the Plan, including shares subject to outstanding Incentives, in the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, and the terms of any Incentive shall be adjusted to the extent appropriate to provide participants with the same relative rights before and after the occurrence of such an event.

    On September 17, 1996, the closing sale price of a share of Common Stock, as reported on the Nasdaq National Market, was $7.50.

ADMINISTRATION OF THE PLAN

    The Committee administers the Plan and has plenary authority to award Incentives under the Plan to officers and employees, to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, to delegate its authority as appropriate, and to make any other determination that it believes necessary or advisable for the proper administration of the Plan.

AMENDMENTS TO THE PLAN

    The Board may amend or discontinue the Plan at any time. No amendment or discontinuance of the 1996 Plan may change or impair any previously-granted Incentive without the consent of the recipient thereof, except that the Company retains the right to (a) convert any outstanding incentive stock option to a non-qualified stock option, (b) require the forfeiture of an Incentive if a participant's employment is terminated for cause and (c) exercise all if its rights under the Plan in the event of a change of control of the Company.

TYPES OF INCENTIVES

    The Committee may grant the following types of Incentives to officers and employees: non-qualified or incentive stock options, restricted stock, stock appreciation rights, performance shares, stock awards and cash awards. The various types of Incentives are described further below:

    Stock Options. The Committee may grant non-qualified stock options or incentive stock options to purchase shares of Common Stock. The Compensation Committee will determine the number and exercise price of the options, provided that the option exercise price may not be less than the fair market value of the Common Stock on the date of grant. The term of the options, and the time or times that the options become exercisable, will also be determined by the Committee, provided that the term of an incentive stock option may not exceed 10 years.

    The option exercise price may be paid in cash, check, in shares of Common Stock that, unless otherwise permitted by the Committee, have been held for a least six months, or through a broker-assisted exercise arrangement. If a participant exercises an option and pays the exercise price with shares of Common Stock owned by the participant, the Committee may grant such participant an additional option to purchase the number of shares equal to the number of shares surrendered. The Committee may also approve the purchase by the Company of an unexercised stock option from the optionee by mutual agreement for the difference between the exercise price and the fair market value of the shares covered by the option.

    Incentive stock options will be subject to certain additional requirements necessary in order to qualify as incentive stock options under Section 422 of the Code.

    Restricted Stock. Shares of Common Stock may be granted by the Committee to an eligible employee and made subject to restrictions regarding their sale, pledge or other transfer by the employee for a specified period (the "Restricted Period"). All shares of restricted stock will be subject to such restrictions as the Committee may designate in an agreement with the employee, including, among other things, that the shares are required to be forfeited or resold to the Company in the event of termination of employment or in the event specified performance goals or targets are not met. A Restricted Period of at least three years is required, except that if vesting is subject to the attainment of performance goals, a minimum Restricted Period of one year is required. Subject to the restrictions provided in the restricted stock agreement and the Plan, a participant receiving restricted stock shall have all of the rights of a shareholder as to such shares.

    Stock Appreciation Rights. A stock appreciation right, or "SAR," is a right to receive, without payment to the Company, a number of shares of Common Stock, cash or any combination thereof, the amount of which is determined pursuant to the formula described below. A SAR may be granted in conjunction with a stock option or alone without reference to any stock option. A SAR granted in conjunction with a stock option may be granted concurrently with the grant of such option or at such later time as determined by the Committee and as to all or any portion of the shares subject to the option.

    The Plan confers on the Committee discretion to determine the number of shares to which a SAR will relate as well as the duration and exercisability terms of a SAR. In the case of a SAR granted with respect to a stock option, the number of shares of Common Stock to which the SAR pertains will be reduced in the same proportion that the holder exercises the related option. Unless otherwise provided by the Committee, a SAR will be exercisable for the same time period as any stock option to which it relates.

    Upon exercise of an SAR, the holder is entitled to receive an amount that is equal to the aggregate amount of the appreciation in the shares of Common Stock as to which the SAR is exercised. For this purpose, the "appreciation" in the shares consists of the amount by which the fair market value of the shares of Common Stock on the exercise date exceeds (i) in the case of a SAR related to a stock option, the purchase price of the shares under the option or
(ii) in the case of a SAR granted alone without reference to a related stock option, an amount determined by the Committee at the time of grant.

    Performance Shares. Performance Shares consist of the grant by the Company to an eligible employee of a contingent right to receive shares of Common Stock or cash with or without any payment by the employee. Each performance share will be subject to the achievement of performance objectives by the Company, an operating division or a subsidiary by the end of or within a specified period. The number of shares granted and the performance criteria will be determined by the Committee. The award of performance shares shall not create any rights in a participant as a shareholder of the Company until the issuance of shares of Common Stock with respect to an award. Performance shares may be awarded in conjunction with the grant of dividend equivalent payment rights that entitle a participant to receive an amount equal to the cash dividends paid on an equal number of shares of Common Stock during the period beginning on the date of grant of an award and ending on the date on which the award is paid or forfeited.

    Stock Awards. The Committee may grant shares of Common Stock to a participant as additional compensation for services previously provided to the Company.

    Cash Awards. The Committee may grant a cash award consisting of a monetary payment to a participant as additional compensation for services to the Company. Payment of a cash award may relate to the tax liability of a participant in connection with the grant, exercise, or payment of an Incentive or may depend upon achievement of performance objectives by the Company or by individuals. Cash awards may be subject to other terms and conditions, which may vary from time to time among participants, as the Committee determines to be appropriate.

GRANT OF OPTIONS TO OUTSIDE DIRECTORS

    The Plan provides for the automatic grant to each Outside Director of an option to acquire shares of Common Stock of the Company on the day following the 1996 annual meeting and each subsequent annual meeting while the Plan remains in effect. The number of options granted to each Outside Director will be calculated by dividing the amount of cash compensation paid to the Outside Director by the Company for services as a director during the preceding twelve months divided by the fair market value of a share of Common Stock.

    The options granted to Outside Directors become exercisable one year after grant and have a term of ten years. If an Outside Director ceases to serve on the Board of Directors for any reason, exercisable options granted under the Plan must be exercised within one year from the date of termination of Board service, except that if a director retires from Board service on or after reaching age 65, exercisable options may be exercised for a period of five years. The exercise price of the Outside Director options will be equal to the fair market value of a share of Common Stock on the date of grant.

TERMINATION OF EMPLOYMENT

    If a participant (other than an Outside Director) ceases to be an employee of the Company for any reason, including death, any Incentive may be exercised, shall vest or shall expire at such time or times as may be determined by the Committee in the Incentive agreement with the participant.

CHANGE OF CONTROL

    In the event of change of control of the Company, all outstanding options and SARs granted under the Plan automatically will become fully exercisable, all restrictions or limitations on any Incentives will lapse and all performance criteria and other conditions relating to the payment of Incentives will be deemed to be achieved. A change of control is defined to include (a) Board approval of (i) a merger, consolidation or reorganization in which the Company is not the surviving entity, (ii) a sale of all or substantially all of the assets of the Company or (iii) a liquidation of the Company, (b) an acquisition of more than 30% of the Company's outstanding voting stock, or (c) a change in a majority of the Board as a result of a contested election of directors.

    The Plan also provides the Committee with the discretion to effect one or more of the following alternatives in connection with a change of control as a result of a reorganization, merger or consolidation, sale or other disposition of all or substantially all of the assets of the Company or a complete liquidation or dissolution of the Company: (i) require that all outstanding options and/or SARs be exercised on or before a date fixed by the Committee before or after such change of control, (ii) require the surrender to the Company of some or all outstanding options and SARs in exchange for a payment in cash or securities for each option or SAR equal in value to the per share "change of control value," calculated as described below, over the exercise price, (iii) make any equity adjustment to outstanding options as the Committee deems necessary to reflect the corporate change, or (iv) provide that an option under the Plan shall become an option relating to the number and class of shares of stock or other securities or property (including cash) to which the participant would have been entitled in connection with the corporate change if the participant had been the holder of record of the number of shares of Common Stock then covered by such options.

    The "change of control value" equals the amount determined by whichever of the following items is applicable: (i) the per-share price to be paid to shareholders of the Company in any merger, consolidation or other reorganization, (ii) the price per share offered to shareholders of the Company in any tender offer or exchange offer whereby a change of control takes place,
(iii) in all other events, the fair market value per share of common stock into which such options or SARs being converted are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of conversion of such options or SARs.

    The Committee believes that the choices outlined above will permit it to review all relevant tax, accounting and other issues relating to the treatment of outstanding options or SARs at the time of the corporate change, and thereby will enable the Committee to choose the treatment that will best serve the participants and the Company.

TRANSFERABILITY OF INCENTIVES

    Options, SARs and performance shares are transferable only (i) by will,
(ii) by the laws of descent and distribution, (iii) except in the case of an incentive stock option, pursuant to a domestic relations order, to family members, to a family partnership, to a family limited liability company, to a trust for the benefit of family members or to charitable institutions, if permitted by the Committee and if provided in the Incentive agreement or an amendment thereto.

PAYMENT OF WITHHOLDING TAXES IN STOCK

    A participant may, but is not required to, satisfy his or her withholding tax obligation by electing to have the Company withhold, from the shares the participant would otherwise receive upon exercise or vesting of an Incentive, shares of Common Stock having a value equal to the amount required to be withheld. This election must be made prior to the date on which the amount of tax to be withheld is determined and is subject to the Committee's right of disapproval.

AWARDS TO BE GRANTED

    The grant of awards to officers and employees under the Plan is entirely in the discretion of the Committee. The Committee has not yet made a determination as to the awards to be granted to officers and employees under the Plan, if it is approved by the stockholders. The size of awards to be made under the terms of the Plan to Outside Directors cannot be calculated at this time since the number of options to be granted to each Outside Director is based upon the fair market value of the Company's stock on the date of grant and the cash compensation paid to each Outside Director during the previous twelve months. Only four current Outside Directors will receive options since Messrs. D'Antoni and Patrick have waived their rights to receive options.


FEDERAL INCOME TAX CONSEQUENCES

         Under existing federal income tax provisions, a participant who receives stock options, SARs or performance shares or who receives shares of restricted stock that are subject to restrictions that create a "substantial risk of forfeiture" (within the meaning of Section 83 of the Code) will not normally realize any income, nor will the Company normally receive any deduction for federal income tax purposes, in the year such Incentive is granted.

         When a non-qualified stock option granted pursuant to the Plan is exercised, the employee will realize ordinary income measured by the difference between the aggregate fair market value of the shares of Common Stock on the exercise date and the aggregate purchase price of the shares of Common Stock as to which the option is exercised, and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction in the year the option is exercised equal to the amount the employee is required to treat as ordinary income.

   An employee generally will not recognize any income upon the exercise of any incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of adjustment, which may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by Section 55 of the Code. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided the employee does not dispose of such stock within either two years from the date of grant or one year from the date of exercise of the incentive stock option (the "required holding periods"). An employee disposing of such shares before the expiration of the required holding period will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise. The remaining gain, if any, will be capital gain. The Company will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the Common Stock received upon exercise before the expiration of the required holding period.

   If the exercise price of a non-qualified option is paid by the surrender of previously owned shares, the basis and the holding period of the previously owned shares carries over to the same number of shares received in exchange therefor. The compensation income recognized on exercise of such non-qualified option is added to the basis of the remaining shares received. If the exercised option is an incentive stock option and the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the applicable holding period, the optionee will recognize income on such exchange and the basis of the shares received will be equal to the air market value of the shares surrendered. If the applicable holding period has been met on the date of exercise,, there will be no income recognition and the basis and the holding period of the previously owned shares carries over to the same number of shares received in exchange therefor and the remaining shares begin a new holding period and will have a zero basis.

   When a SAR is exercised, the employee will recognize ordinary income in the year the SAR is exercised equal to the value of the appreciation that he is entitled to receive, and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction in the same year and in the same amount.

   An employee who receives restricted stock or performance shares will normally recognize taxable income on the date the shares become transferable or no longer subject to substantial risk of forfeiture or on the date of their earlier disposition. The amount of such taxable income will be equal to the amount by which the fair market value of the shares of Common Stock on the date such restrictions lapse (or any earlier date on which the shares are disposed of) exceeds their purchase price, if any. An employee may elect, however, to include in income in the year of purchase or grant the excess of the fair market value of the shares of Common Stock (without regard to any restrictions) on the date of purchase or grant over its purchase price. Subject to the limitations imposed by Section 162(m) of the Code, the Company will be entitled to a deduction for compensation paid in the same year and in the same amount as income is realized by the employee. Dividends currently paid to the participant will be taxable compensation income to the participant and deductible by the Company.

   A participant who receives a stock award under the Plan consisting of shares of Common Stock will realize ordinary income in the year of the award equal to the fair market value of the shares of Common Stock covered by the award on the date it is made and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction equal to the amount the employee is required to treat as ordinary income. An employee who receives a cash award will realize ordinary income in the year the award is paid equal to the amount thereof and the amount of the cash award will be deductible by the Company, subject to Section 162(m) of the Code.

   When the exercisability or vesting of an Incentive granted under the Plan is accelerated upon a change of control, any excess on the date of the change in control of the fair market value of the shares or cash issued under Incentives over the purchase price of such shares may be characterized as "parachute payments" (within the meaning of Section 280G of the Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the "base amount" for such employee. The base amount generally is the average of the annual compensation of such employee for the five years preceding such change in ownership or control. An "excess parachute payment" with respect to any employee, is the excess of the present value of the parachute payments to such person, in the aggregate, over and above such person's base amount. If the amounts received by an employee upon a change in control are characterized as parachute payments, such employee will be subject to a 20% excise tax on the excess parachute payments pursuant to
Section 4999 of the Code, and the Company will be denied any deduction with respect to such excess parachute payments.

   This summary of federal income tax consequences of non-qualified stock options, incentive stock options, SARs, restricted stock and performance shares does not purport to be complete. Reference should be made to the applicable provisions of the Code. There also may be state and local income tax consequences applicable to transactions involving Incentives.

VOTE REQUIRED

   The affirmative vote of the holders of a majority of the total voting power present or represented at the Annual Meeting is required for approval of the Plan.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSED APPROVAL OF THE 1996 LONG-TERM INCENTIVE PLAN.


                        PROPOSAL TO RATIFY THE SELECTION
                            OF INDEPENDENT AUDITORS

    Upon the recommendation of the Audit Committee, the Board of Directors has approved the retention of KPMG Peat Marwick LLP ("Peat Marwick") as independent auditors of the Company for the fiscal year ending June 30, 1997, which selection will be submitted to the stockholders for ratification. If the stockholders do not ratify the Board of Directors' selection of Peat Marwick by the affirmative vote of at least a majority of the shares of Common Stock represented at the meeting in person or by proxy, the selection of independent auditors will be reconsidered by the Board.

    Representatives of Peat Marwick are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions from stockholders.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                 OTHER MATTERS

QUORUM AND VOTING OF PROXIES

    The presence in person or by proxy of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum. If a quorum is present, the vote of a majority of the Common Stock present or represented will decide all questions properly brought before the meeting, except that directors will be elected by plurality vote. Abstentions will have the effect of a vote against the proposal to approve the Plan and the proposal to ratify the selection of Peat Marwick LLP as independent auditors (the "Proposals"). Broker non-votes as to the Proposals will not be deemed a part of the voting power present with respect to the Proposals, will not count as votes for or against such proposals and will not be included in calculating the number of votes necessary for approval of the Proposals.

    All proxies in the form enclosed received by the Board of Directors will be voted as specified and, in the absence of instructions to the contrary, will be voted for the election of the nominees named above and for the Proposals.

    The Board of Directors does not know of any matters to be presented at the Annual Meeting other than the election of directors, the approval of the Plan and the ratification of the selection of independent auditors. However, if any other matters properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the shares represented by them in accordance with their best judgment.


STOCKHOLDER PROPOSALS

    Any stockholder who desires to present a proposal qualified for inclusion in the Company's proxy materials relating to the 1997 annual meeting of stockholders must forward the proposal to the Secretary of the Company at the address shown on the first page of this Proxy Statement in time to arrive at the Company prior to June 5, 1997.



                                            BY ORDER OF THE BOARD OF DIRECTORS



                                                /s/ L. R. McMILLAN, II
                                                    L. R. McMillan, II
                                                         Secretary
Donaldsonville, Louisiana
October 4, 1996

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                           ------------------------

                           MELAMINE CHEMICALS, INC.

                           ------------------------

RECORD DATE SHARES:

The Board of Directors recommends a vote FOR proposals 1, 2 and 3.

1. To elect three directors to serve a three-year term of office expiring at the 1999 annual meeting of stockholders.

    James W. Crook, Scotty B. Patrick and Charles M. McAuley

    (Instruction: To withhold authority to vote for any nominee, mark the "For All Except" box and strike a line through the nominee's name in the list provided above.)

                  FOR              WITHHOLD           FOR ALL EXCEPT

                  [ ]                 [ ]                 [ ]

2.  To approve the 1996 Long-Term Incentive Plan.

                  FOR              AGAINST               ABSTAIN

                  [ ]                 [ ]                 [ ]


3. To ratify the appointment of KPMG Peat Marwick LLP, certified public accountants, as independent public auditors for the Company for the fiscal year ending June 30, 1997.

                  FOR              AGAINST               ABSTAIN

                  [ ]                 [ ]                 [ ]

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Mark box at right if comments or address change have been           [ ]
    noted on the reverse side of this card.

Please be sure to sign and date this Proxy.           Date
                                                           ---------------------


- -------------------------------------     --------------------------------------
        Shareholder sign here                       Co-owner sign here


DETACH CARD

                           MELAMINE CHEMICALS, INC.

Dear Shareholder:

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders, November 12, 1996.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Melamine Chemicals, Inc.

                           MELAMINE CHEMICALS, INC.
                            39041 HIGHWAY 18 WEST
                           DONALDSONVILLE, LA 70948


        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           MELAMINE CHEMICALS, INC.

        The undersigned hereby appoints Frederic R. Huber and Wayne D. DeLeo, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all of the shares of Common Stock of Melamine Chemicals, Inc. held of record by the undersigned on September 27, 1996 at the Annual Meeting of Stockholders to be held on November 12, 1996, or any adjournment thereof.

        This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3. The individuals named above are authorized to vote in their discretion on any other matter that may properly come before the meeting.

        Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

HAS YOUR ADDRESS CHANGED?                DO YOU HAVE ANY COMMENTS?


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